Exhibit 4.4

AMENDMENT TO STOCK PURCHASE WARRANT

This Amendment to Stock Purchase Warrant (this “Amendment”) is made and entered into as of October 13, 2011, by and between Q Holdings, Inc. (formerly known as Grace 2, Inc.), a Delaware corporation (the “Parent”), Q Therapeutics, Inc., a Delaware corporation (the “Company”), and _________________, (the “Warrant Holder”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement (as defined below).

WHEREAS, Warrant Holder was validly issued and holds warrants to purchase approximately ______________ Shares of Common Stock of Company at an exercise price of $2.16 per share (the “Warrant Agreement”);

WHEREAS, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Parent, pursuant to which the Company effectively merged with a subsidiary of Parent, with the Company surviving the transaction and now operating as a wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, in connection with execution of the Merger Agreement, the Warrant Holder and the Company desire, pursuant to Section 12(a) of the Warrant Agreement, to amend the Warrant Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Company and the Warrant holder hereby agree as follows:

1. Amendments. Effective upon the Closing Date (as defined in the Merger Agreement), the Warrant Holder and the Company, with the full approval and ratification of Parent, hereby amend the Warrant Agreement as follows:

a. The title of the Warrant Agreement shall be replaced in its entirety to provide as follows:

“WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF Q HOLDINGS, INC.

(formerly Grace 2, Inc.)”

b. The recital paragraph on the title page shall be replaced in its entirety to provide as follows:

“THIS CERTIFIES THAT, for value received, ________________, or its registered assigns (the “Holder”), is entitled to subscribe for and purchase from Q HOLDINGS, INC. (formerly Grace 2, Inc.), a Delaware corporation (the “Company”), during the period specified in Section 1 hereof, ____________________ (_______________) shares of Common Stock, $0.0001 par value (the “Warrant Shares”), of the Company, at an exercise price of $1.00 per share (the “Exercise Price”), subject to and in accordance with the terms and conditions hereinafter set forth. The number, character and Exercise Price of the Warrant Shares are subject to adjustment as provided herein. The term “Warrant” as used herein shall include this warrant and any warrants delivered in substitution or exchange therefore as provided herein.”

c. All Exhibits of the Warrant Agreement shall be replaced in their entirety by all Exhibits attached to this Amendment.

d. The Signature Page of the Warrant Agreement shall be replaced in its entirety and in its effect by the Signature Page to this Amendment.

2. Ratification. Except as expressly amended by this Amendment, the terms and conditions of Warrant Agreement are hereby confirmed and shall remain in full force and effect without impairment or modification.

3. Conflict. In the event of any conflict between any Warrant Agreement and this Amendment, the terms of this Amendment shall govern.

4. Binding Effect. The parties acknowledge and agree that this Amendment complies with all of the applicable terms and conditions set forth in Section 12(a) of the Warrant Agreement that are necessary to effect an amendment to the Warrant Agreement and therefore, upon the execution and delivery hereof by the parties, this Amendment shall have such binding effect.

5. Ownership; Power and Authority. The Warrant Holder represents and warrants that it is the sole beneficial and record owner of the Warrant Agreement and that there is no other holder of the Warrant Agreement or any interest therein and that it has the full power and authority to enter into this Amendment.

6. Governing Law. This Amendment shall be governed and construed under the laws of the State of Utah, without reference to its choice of law or conflict of law rules.

7. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

WARRANT HOLDER

By:
Name:
Title:
Company:

Q THERAPEUTICS, INC.

By:
Name: Deborah A. Eppstein, Ph.D.
Title: President and Chief Executive Officer, Director

APPROVED AND RATIFIED BY:

Q HOLDINGS, INC.

Name: Deborah A. Eppstein, Ph.D.
Title: President and Chief Executive Officer, Director
Dated: October 13, 2011

EXHIBIT A

NOTICE OF EXERCISE

TO: Q HOLDINGS, INC. (the “Company”)

Attention: Chief Financial Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares: ___________________________________

Type of security: ____________________________________

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:
[ ]	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes.
[ ]	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section Error! Reference source not found.:

[  ] Yes [  ] No

If “Yes,” indicate the applicable condition:

___________________________________________________

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:
[ ]	The undersigned
[ ]	Other—Name:
Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:
[ ]	The undersigned
[ ]	Other—Name:
Address:

[ ]	Not applicable

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section Error! Reference source not found. of the attached warrant are true and correct as of the date hereof.

(7)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware Corporation Law, the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

EXHIBIT A-1

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:	_____________________________________________
COMPANY:	Q Holdings, Inc
SECURITIES:	THE WARRANT ISSUED ON AUGUST 30, 2011, AS AMENDED (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)
DATE:	____________________________

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

(Signature Page Follows)

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR:

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:	____________________________________________
COMPANY:	Q HOLDINGS, INC.
WARRANT:	THE WARRANT TO PURCHASE SHARES OF CAPITAL STOCK ISSUED ON AUGUST 30, 2011, AS AMENDED (THE “WARRANT”)

DATE:	_________________________

Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee: _______________________________________

Address of Assignee: _____________________________________

Number of Shares Assigned: ________________________________

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Q HOLDINGS, INC. maintained for the purpose, with full power of substitution in the premises.

Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 10 of the Warrant are true and correct as to Assignee as of the date hereof.

Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address: